THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of October 24, 2011 by and among DOUBLE EAGLE PETROLEUM CO., a Maryland corporation (“Borrower”), BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.), individually and as agent (“Administrative Agent”) and as LC Issuer, and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2010 (as amended, supplemented, or restated prior to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1. Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Third Amendment to Credit Agreement.

“Amendment Documents” means collectively, this Amendment, the confirmation by Guarantor with respect to this Amendment, and any other document required to be delivered by Borrower pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

“Mortgage Amendment” means the Second Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement in the form of Exhibit A attached hereto.

ARTICLE II.

AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

§ 2.1. Definitions. The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“Applicable Utilization Level” means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the “Utilization Percent”):

Applicable Utilization Level	Utilization Percent

Level I	less than 25%

Level II	greater than or equal to 25% but less than 50%

Level III	greater than or equal to 50% but less than 75%

Level IV	greater than or equal to 75% but less than 90%

Level V	greater than 90%

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the Adjusted Eurodollar Rate plus 1%; provided that the Eurodollar Rate used to determine the Adjusted Eurodollar Rate in this definition for any day shall be based on the rate determined by Lender as provided in subparagraph (b) of the definition of Eurodollar Rate.

“Base Rate Margin” means, on any date with respect to each Base Rate Loan, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level	Base Rate Margin

Level I	0.75%

Level II	1.00%

Level III	1.25%

Level IV	1.50%

Level V	1.75%

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur.

“Commitment Fee Rate” means, on any date, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level	Commitment Fee Rate

Level I	37.5 Basis Points

Level II	37.5 Basis Points

Level III	50.0 Basis Points

Level IV	50.0 Basis Points

Level V	50.0 Basis Points

Changes in the applicable Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Utilization Level occur.

“Eurodollar Margin” means, on any date with respect to each Eurodollar Loan, the rate per annum set forth below based on the Applicable Utilization Level on such date:

Applicable Utilization Level	Eurodollar Margin

Level I	1.75%

Level II	2.00%

Level III	2.25%

Level IV	2.50%

Level V	2.75%

Changes in the applicable Eurodollar Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur.

“Eurodollar Rate” means:

(a) (i) for any Eurodollar Loan and with respect to the related Interest Period the interest rate per annum equal to the average British Bankers Association Interest Settlement Rate (the “BBA LIBOR”) determined by Administrative Agent as the offered rate published by Reuters (or other commercially available and generally recognized financial information service or source providing quotations of BBA LIBOR), as designed by Administrative Agent from time to time on the page of the applicable Telerate Screen that displays the BBA LIBOR rate for deposits in U.S. dollars (for delivery on the first day of the Interest Period) determined as of approximately 11:00 a.m. (London time) three (3) Business Days before the first day of the Interest Period, and having a term equal to the Interest Period, or (ii) in the event the published rate referenced in subsection (i) is not available for any reason or is not otherwise available to Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period will instead be the rate determined by Administrative Agent to be the rate at which Administrative Agent or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) three (3) Business Days before the first day of the Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to the Interest Period; and

(b) for any calculation with respect to a Base Rate Loan on any date, the rate per annum equal to BBA LIBOR determined by Administrative Agent as the offered rate published by Reuters (or other commercially available and generally recognized financial information service or source providing quotations of BBA LIBOR), as designed by Administrative Agent from time to time on the page of the applicable Telerate Screen that displays the BBA LIBOR for deposits in U.S. dollars (for delivery on such date) for a term of one month commencing that day, determined as of approximately 11:00 a.m. (London time) on such date in same day funds in the approximate amount of the Base Rate Loan being made or maintained.

“Maturity Date” means October 24, 2016.

“Maximum Credit Amount” means the amount of $150,000,000.

“Prime Rate” means, as of any date, the annual rate published in the “Bonds, Rates and Yields” column of The Wall Street Journal (Southwest Edition) as the prime rate, which rate will not necessarily be the “best” or lowest rate quoted or used from time to time by any Lender. Borrower acknowledges and agrees that Lenders may make loans based on other rates or indices as well. Should that reference to such prime rate become unavailable during the term of this Agreement or should The Wall Street Journal otherwise cease to publish or quote a prime or base rate, or should The Wall Street Journal be merged, consolidated, liquidated or dissolved in a manner that it loses its separate identity, then the Prime Rate will be a substitute index selected and designated by Administrative Agent following notice to Borrower. Any change in the Prime Rate shall be effective as of the date of the change but the Prime Rate will not change more often than once each day. Under no circumstances will the interest rate on the Notes be more than the Highest Lawful Rate.

§ 2.2. Changes in Commitments. Each Lender hereby agrees that its Commitment shall be the amount set forth opposite such Lender’s name on Schedule 4 to this Amendment, which Schedule 4 attached to this Amendment hereby amends in its entirety the Schedule 4 attached to the Original Credit Agreement.

§ 2.3. Allocation. Lenders hereby authorize Administrative Agent and Borrower to request Loans from the Lenders, and to make prepayments of Loans in order to ensure that, upon the effectiveness of this Amendment, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Percentage Shares as set forth on the Lenders Schedule, as amended hereby, and no such borrowing, prepayment or reduction shall violate any provisions of the Credit Agreement. Lenders hereby confirm that, from and after the effective date of this Amendment, all participations of Lenders in respect of Letters of Credit outstanding under the Credit Agreement shall be based upon the Percentage Shares of the Lenders (after giving effect to this Amendment).

§ 2.4. Mortgage Amendment. Each Lender hereby approves the Mortgage Amendment. Borrower hereby agrees to execute and deliver the Mortgage Amendment to Administrative Agent within 30 days after the date hereof.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b) Officer’s Certificate. Administrative Agent shall have received a certificate of the secretary of Borrower certifying as of the date of this Amendment (i) that there have been no changes to the organizational documents of Borrower since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower.

(c) Fees. Borrower shall have paid an amendment fee in the amount of 35 Basis Points of the Borrowing Base ($260,000) to Administrative Agent for the account of Lenders. Further, Borrower shall have paid any administrative agent fee which is then due and all fees and expenses as required by Section 10.4 of the Credit Agreement.

(d) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(e) Due Diligence. Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including, a review of their Oil and Gas Properties covered by the most recently delivered Engineering Report and all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

(f) Other Documentation. Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g) No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c) The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e) The most recent financial statements of Borrower delivered to Lenders pursuant to Section 6(a) and (b) of the Original Credit Agreement fairly present Borrower’s financial position as of the date thereof.

ARTICLE V.

MISCELLANEOUS

§ 5.1. Ratification of Agreements. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3. Interpretive Provisions. Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

§ 5.4. Loan Documents. This Amendment is, and each other Amendment Document is, a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.5. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Colorado and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.6. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DOUBLE EAGLE PETROLEUM CO.,
as Borrower

By: /s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer

BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of

Oklahoma, N.A.),
as Administrative Agent, LC Issuer and a Lender

By: /s/ Guy C. Evangelista
Guy C. Evangelista
Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Justin Alexander
Justin Alexander
Vice President

SCHEDULE 4

LENDERS SCHEDULE

			Amount equal to
	Commitment/		Percentage Share of
	Loan Commitment	Percentage Share	Borrowing Base

Domestic Lending Office:

Bank of Oklahoma, N.A.	$87,500,000.00	58.3333%	$35,000,000

Address

1675 Broadway Suite 1650 Denver, CO 80202

Tel: 303/864-7347

Fax: 303/864-7349

Eurodollar Lending Office:

Same.

Domestic Lending Office:

U.S. Bank National Association	62,500,000.00	41.6667%	$25,000,000

Address

950 17th Street, 8th Floor Denver, CO 80202

Tel: 303/585-4201

Fax: 303/585-4362

Eurodollar Lending Office

Same.

Total	$150,000,000	100%	$60,000,000

[Third Amendment]

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty each dated as of February 5, 2010 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty and such other Loan Documents shall remain in full force and effect.

EASTERN WASHAKIE MIDSTREAM, LLC

By:/s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer

PETROSEARCH ENERGY CORPORATION

By:/s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer